SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DATE OF REPORT – April 26, 2010 (Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 26, 2010, a company proposal to amend the Amended and Restated Certificate of Incorporation of Honeywell International Inc. (“Honeywell”) to lower the minimum ownership threshold for shareowners to be able to call special meetings to twenty percent of the outstanding shares of Honeywell’s Common Stock (excluding derivatives) was considered at the 2010 Annual Meeting of Shareowners and was approved by the holders of the majority of the outstanding shares. The amended text is contained in the sixth paragraph of Article EIGHTH of the Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3(i).

A corresponding By-law amendment, which also sets forth related procedural requirements, was previously adopted by Honeywell’s Board of Directors and became effective upon shareowner approval of the amendment to the Amended and Restated Certificate of Incorporation. The amended text is contained in Section 3 of Article II of Honeywell’s By-laws, a copy of which is attached hereto as Exhibit 3(ii).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3(i) Honeywell’s Amended and Restated Certificate of Incorporation, as amended April 26, 2010

3(ii) Honeywell’s By-laws, as amended April 26, 2010

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2010	HONEYWELL INTERNATIONAL INC.

	By:	/s/ Thomas F. Larkins

Thomas F. Larkins
Vice President, Corporate Secretary and Deputy General Counsel